UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2021

STAGWELL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-13718	86-1390679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One World Trade Center, Floor 65, New York, NY 10007

(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	STGW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (the “8-K Amendment”) is being filed to amend the Current Report on Form 8-K of Stagwell Inc. (the “Company”) filed on August 2, 2021 (the “Original 8-K”). The Original 8-K included disclosure in Item 5.02 with respect to the appointments of Jay Leveton as President of the Company and Ryan Greene as Chief Operating Officer of the Company. This 8-K Amendment supplements and amends Item 5.02 to include information that became available after the filing of the Original 8-K with respect to the terms of the compensation agreements between the Company and Mr. Leveton and Mr. Greene.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

On August 2, 2021, the Board of Directors of the Company appointed Jay Leveton as President of the Company. On September 12, 2021, the Company and Mr. Leveton entered into an employment agreement (the “Leveton Employment Agreement”).

Pursuant to the terms of the Leveton Employment Agreement, Mr. Leveton will receive an annualized base salary of $725,000 and will be eligible for an annual discretionary bonus with a target amount equal to 80% of his then-current base salary. Mr. Leveton will also be paid a cash signing bonus of $325,000. In addition, Mr. Leveton will be eligible to participate in the Company’s long-term incentive plans. In the event of Mr. Leveton’s termination without “cause” (as defined in the Leveton Employment Agreement) he will be entitled to severance of six months of base salary continuation, payable in regular installments in accordance with the Company’s customary payroll practices.

The description of the Leveton Employment Agreement in this Item 5.02 is qualified in its entirety by reference to the terms of the Leveton Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Appointment of COO

On August 2, 2021, the Board of Directors of the Company appointed Ryan Greene as Chief Operating Officer of the Company. On September 12, 2021, the Company and Mr. Greene entered into an employment agreement (the Greene Employment Agreement”).

Pursuant to the terms of the Greene Employment Agreement, Mr. Greene will receive an annualized base salary of $575,000 and will be eligible for an annual discretionary bonus with a target amount equal to 75% of his then-current base salary. Mr. Greene will also be paid a cash signing bonus of $300,000. In addition, Mr. Greene will be eligible to participate in the Company’s long-term incentive plans. In the event of Mr. Greene’s termination without “cause” (as defined in the Greene Employment Agreement) he will be entitled to severance of six months of base salary continuation, payable in regular installments in accordance with the Company’s customary payroll practices.

The description of the Greene Employment Agreement in this Item 5.02 is qualified in its entirety by reference to the terms of the Greene Employment Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated as of September 12, 2021, by and between the Company and Jay Leveton.
10.2	Employment Agreement, dated as of September 12, 2021, by and between the Company and Ryan Greene.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2021

STAGWELL INC.

By:	/s/ Frank Lanuto
Frank Lanuto
Chief Financial Officer